UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 11, 2022

Date of Report

(Date of earliest event reported)

iFresh Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38013	82-0664764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

137-80 Northern Blvd., 2nd Floor, Flushing, NY	11354
(Address of Principal Executive Offices)	(Zip Code)

(718) 359-2518

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	IFMK	OTC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2022, Ms. Min Xu was unanimously elected to the board of directors (the “Board”) of iFresh Inc. (the “Company” or the “Registrant) to fill the vacancy on the Board resulting from the resignation of Mr. Qiang Ou.

There are no family relationships between Ms. Min Xu and any director or other executive officer of the Company.

Ms. Min Xu has been employed by Wuhan Pingdaochuan Certified Public Accountants Partnership (General Partnership) in Wuhan, China as an auditor since January 2021. She worked as a Transaction Accountant/Cost Supervisor at Wuhan Yusheng Optical Devices Co., Ltd., an optical device manufacturer, from February 2016 to January 2021. She worked as a Cashier/General Ledger Accountant at Jiangsu Zhongji Pile Industry Co., Ltd., a construction/piling company, from March 2013 to February 2016. Ms. Xu has a bachelor’s degree in accounting and a bachelor’s degree in accounting computerization from the China University of Geosciences.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2022

iFRESH INC.

By:	/s/ Ping Zhou
Name:	Ping Zhou
Title:	Chief Executive Officer

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